Exhibit 24.4

POWER OF ATTORNEY

May 24, 2022

I hereby authorize and appoint Andre Maciel and Miguel Patricio, and each of them, with full power of substitution and resubstitution and full power to act without the other, as my true and lawful attorney-in-fact and agent to act in my name, place and stead and to execute in my name and on my behalf, individually and in my capacity as a director of The Kraft Heinz Company (the “Company”), and to file any and all amendments to the Company’s registration statement on Form S-3 (Registration No. 333-250081) (the “Registration Statement”), including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

/s/ James Park
James Park Director